UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on October 9, 2007

To the stockholders of

CASELLA WASTE SYSTEMS, INC.:

The Annual Meeting of stockholders of Casella Waste Systems, Inc., a Delaware corporation, will be held on Tuesday, October 9, 2007 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, for the purpose of considering and voting upon the following matters:

1.                To elect three Class I directors for the next three years;

2.                To approve an amendment to each of the certificate of incorporation and by-laws of the Company relating to corporate governance;

3.                To ratify the appointment of Vitale, Caturano & Company, Ltd. as the registered public accounting firm of the Company for the current fiscal year; and

4.                To transact such other business as may properly come before the Annual Meeting, including any postponements or adjournments thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

We have included a copy of the Company’s annual report to stockholders for the fiscal year ended April 30, 2007 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Stockholders of record of Class A common stock and Class B common stock of the Company at the close of business on August 21, 2007 are entitled to receive this notice and to vote at the Annual Meeting.

The Company urges you to attend the Annual Meeting in person. However, in order to make sure that you are represented at the Annual Meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

August 28, 2007	John W. Casella
Rutland, Vermont	Chairman and Chief Executive Officer

PROXY STATEMENT

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

Proxy Statement

For the Annual Meeting of Stockholders
to be held October 9, 2007

GENERAL INFORMATION

About this Proxy Statement

This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Casella Waste Systems, Inc. for the Annual Meeting of stockholders to be held on Tuesday, October 9, 2007 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, including any postponements or adjournments thereof.

The notice of the Annual Meeting, this proxy statement, the Company’s annual report to stockholders for the fiscal year ended April 30, 2007 and the enclosed proxy are being mailed to stockholders on or about September 10, 2007.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the Annual Meeting by properly executed proxies received by the Company prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not instruct the Company how to vote, the shares will be voted “FOR” approval of the proposals set forth in the notice of the Annual Meeting to which this proxy statement is attached.

A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•       file with the corporate secretary of the Company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•       duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the Company before the taking of the vote; or

•       attend the Annual Meeting and vote in person. Attendance at the Annual Meeting, if a stockholder does not vote, is not sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to the Company at the following address: Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attention: Corporate Secretary.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the Annual Meeting, the proxy will have discretion to vote the shares on any other matters which are properly presented at the Annual Meeting for consideration, including a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxy to use his discretion.

Stockholders Entitled to Vote

The Company’s Board of Directors has fixed August 21, 2007 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only holders of record of the Company’s voting stock at the close of business on the record date are entitled to notice of and to vote at the Annual

Meeting. On August 21, 2007, there were 24,351,167 shares of Class A common stock and 988,200 shares of Class B common stock outstanding and entitled to vote. Each share of Class A common stock entitles the record holder to one vote on each matter properly submitted for consideration at the Annual Meeting. Each share of Class B common stock entitles the record holder to ten votes on each matter properly submitted for consideration at the Annual Meeting.

Votes Required

The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the Annual Meeting by the holders of Class A common stock and Class B common stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record as to a particular matter at the Annual Meeting, the shares, although they will be counted in determining whether a quorum is present, cannot be voted by the broker. Accordingly, these “broker non-votes” and any abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on a matter, but would be the equivalent of a “no” vote on any matter which requires the affirmative vote of a certain percentage of shares entitled to vote on a matter.

Election of Directors.   Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The three nominees receiving the highest number of affirmative votes of the shares of Class A common stock and Class B common stock voting together as a class, present, in person or represented by proxy, and voting on the election of directors at the Annual Meeting will be elected as Class I directors for a three-year term. Shares represented by proxies received by the Board of Directors and not marked to withhold authority to vote for a nominee will be voted for the election of the nominee. If a stockholder properly withholds authority to vote for the nominee or abstains from voting, such stockholder’s shares will not be counted toward the nominee’s achievement of a plurality. Broker non-votes, if any, will also not be counted toward the nominee’s achievement of a plurality.

Other Matters.   The affirmative vote of the holders of Class A common Stock and Class B common Stock voting together as a class representing a majority of votes cast is required for approval of the ratification of Vitale, Caturano & Company, Ltd. as the registered public accounting firm of the Company for the current fiscal year. The affirmative vote of the holders of Class A common Stock and Class B common Stock voting together as a class representing at least seventy-five percent (75%) of the votes which all of the stockholders would be entitled to cast at any election of directors or class of directors (other than an election of the Class A directors) is required for the proposed amendments to the Corporation’s Certificate of Incorporation and By-laws. If any matter to be voted upon that is not discussed in this Proxy Statement is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of August 15, 2007 regarding the beneficial ownership of shares of the Company’s voting stock by (a) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of any class of the Company’s voting stock, (b) each director and director nominee of the Company, (c) each of the “named executive officers” of the Company, as described in the Summary Compensation Table below, and (d) the directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes generally voting power and/or investment power with respect to securities. Shares of Class A common stock subject to options and/or Class B common stock which are currently exercisable or convertible or which are exercisable or convertible within 60 days after August 15, 2007 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each executive officer and director of the Company is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

The “Total Ownership of Equity Securities” column reflects each listed individual’s or entity’s percent beneficial ownership with respect to all voting securities of the Company as of August 15, 2007. This column reflects the conversion of shares of Class B common stock into shares of Class A common stock of the Company. Holders of Class B common stock are entitled to ten votes for each share of Class B common stock that they beneficially own. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. As of August 15, 2007, a total of 24,350,842 shares of the Company’s Class A common stock were outstanding. All of the Company’s Series A Redeemable Convertible Preferred Stock were redeemed in accordance with their terms on August 13, 2007.

					Total
	Class A		Class B		Ownership
	Common Stock		Common Stock		of
	# of	% of	# of	% of	Equity
Name of Beneficial Owner	Shares	class	shares	Class	Securities (%)
5% Stockholders
Buckhead Capital Management, Inc. (1)	3,643,633	15.0	—	—	14.4
T. Rowe Price Associates, Inc. (2)	2,632,675	10.8	—	—	10.4
Wells Capital Management, Inc. (3)	2,507,500	10.3	—	—	9.9
Franklin Advisors, Inc. (4)	1,410,161	5.8	—	—	5.6
Barclays Global Investors NA (CA) (5)	1,226,536	5.0	—	—	4.8
BlackRock, Inc. (6)	1,211,612	5.0	—	—	4.8
Executive Officers and Directors
John W. Casella (7)	1,154,057	4.6	494,100	50.0	4.5
James W. Bohlig (8)	895,491	3.6	—	—	3.5
Richard A. Norris (9)	252,500	1.0	—	—	1.0
Charles E. Leonard (10)	277,500	1.1	—	—	1.1
James F. Callahan, Jr. (11)	30,000	*	—	—	*
Douglas R. Casella (12)	1,219,871	4.9	494,100	50.0	4.8
John F. Chapple III (13)	68,000	*	—	—	*
Joseph Doody (14)	17,500	*	—	—	*
James P. McManus (15)	10,000	*	—	—	*
D. Randolph Peeler (16)	506,800	2.1	—	—	2.0
Gregory B. Peters (17)	71,684	*	—	—	*
Executive officers and directors as a group (11 people) (18)	4,503,403	16.7	988,200	100.0	16.7

*                    Represents less than 1% of the outstanding shares of the respective class of the Company’s voting stock and/or less than 1% of total ownership of equity securities.

(1)          Information is as reported in a Schedule 13F filed with the SEC on August 13, 2007 by Buckhead Capital Management, Inc. The address of Buckhead Capital Management, Inc. is listed as 1545 Peachtree Street NE, Suite 550, Atlanta, Georgia  30309.

(2)          Information is as reported in a Schedule 13G filed with the SEC on February 14, 2007 by T. Rowe Price Associates, Inc. Consists of shares of Class A common stock owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc., which owns 1,791,000 shares of Class A common stock representing 7.4% of the shares of Class A common stock outstanding, for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares of Class A common stock. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of the Class A common stock; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares. The address of T. Rowe Price Associates, Inc. is listed as 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)          Information is as reported in a Schedule 13F filed with the SEC on August 8, 2007 by Wells Capital Management, Inc. The address of Wells Capital Management, Inc. is listed as 525 Market Street, 10th Floor, San Francisco, California 94105.

(4)          Information is as reported in a Schedule 13F filed with the SEC on August 10, 2007 by Franklin Advisors, Inc. The address of Franklin Advisors, Inc. is listed as One Franklin Parkway, San Mateo, California 94403.

(5)          Information is as reported in a Schedule 13F filed with the SEC on August 9, 2007 by Barclays Global Investors NA (CA). The address of Barclays Global Investors NA (CA) is listed as 45 Fremont Street, San Francisco, California 94105.

(6)          Information is as reported in a Schedule 13F filed with the SEC on July 25, 2007 by BlackRock, Inc. The address of BlackRock, Inc. is listed as 40 East 52nd Street, New York, New York 10022.

(7)          Includes (a) 127,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007, (b) 80,530 shares of Class A common stock held in trust for the benefit of Mr. Casella’s minor children, (c) 694 shares of Class A common stock held by Mr. Casella’s wife, and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(8)          Includes (a) 577,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007 and (b) 8,000 shares of Class A common stock held in trust for the benefit of Mr. Bohlig’s minor children.

(9)          Includes 247,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007.

(10)   Consists of 277,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007.

(11)   Includes (a) 22,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007 and (b) 7,500 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his wife are trustees.

(12)   Includes (a) 127,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007, (b) 22,110 shares of Class A common stock held in trust for the benefit of Mr. Casella’s minor children and (c) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(13)   Includes 67,000 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007.

(14)   Consists of 17,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007.

(15)   Consists of 10,000 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007.

(16)   Includes 47,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007.

(17)   Includes 57,000 shares of Class A common stock issuable upon the exercise of options within 60 days of August 15, 2007.

(18)   Includes (a) 1,579,000 shares of Class A common stock issuable upon the exercise of options or warrants within 60 days of August 15, 2007, and (b) 988,200 shares of Class A common stock issuable at any time at the discretion of the holders thereof upon the conversion of Class B common stock on a one-for-one basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Based solely on a review of copies of reports filed pursuant to Section 16(a) and representations made by persons required to file such reports, the Company believes that during the fiscal year ended April 30, 2007 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that one report each was filed late by Mr. David L. Schmitt, Mr. Michael Viani and Mr. Donald A. Wallgren.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company has three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each Annual Meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that stockholders elect only one class annually. The three Class I directors are proposed for election this year to serve as members of the Board of Directors until the 2010 Annual Meeting of stockholders, or until their successors are elected and qualified.

The persons named in the enclosed proxy will vote at the Annual Meeting to elect, as Class I directors, Messrs. James F. Callahan, Jr., Douglas R. Casella and D. Randolph Peeler, the three director nominees named below, unless the proxy is marked otherwise. Messrs. Callahan, Casella and Peeler are currently members of the Board of Directors.

Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. However, Mr. Peeler has been serving as the designee to the Board of Directors of the Series A Redeemable Convertible Preferred Stock, which was redeemed in its entirety on August 13, 2007 pursuant to its terms. As a result of such redemption, Mr. Peeler has indicated a desire to step down as a member of the Board of Directors following such time as the Company identifies a suitable replacement candidate. The Company is currently conducting a search. If the amendments to the Certificate of Incorporation and By-laws set forth in Proposal 2 below are approved by the stockholders at the Annual Meeting, any such person filling the vacancy created by Mr. Peeler’s resignation would be subject to election at the 2008 Annual Meeting.

The Board of Directors believes that the election of the director nominees is in the best interests of the Company and of its stockholders and therefore recommends that the Company’s stockholders vote “FOR” this proposal.

Set forth below for each director, including the director nominees, is information as of August 15, 2007 with respect to (a) his name and age, (b) his position and offices at the Company, (c) his principal occupation and business experience during at least the past five years, (d) his directorships, if any, of other publicly held companies and (e) the year he became a director of the Company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class I Directors Nominees to be Elected at the Annual Meeting (terms expiring in 2010)
James F. Callahan, Jr.	63	2003

Mr. Callahan has served as a member of our Board of Directors since March 2003. Mr. Callahan was an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from 1975 to March 2000. While at Arthur Andersen, Mr. Callahan served clients in a number of industries, including manufacturing and mining businesses, electric and gas utilities and independent power producers. Mr. Callahan has been retired since March 2000. Mr. Callahan has been a member of various community service-related boards and currently serves on the Board of Trustees of the Massachusetts Department of Mental Retardation’s Hogan Regional Center and is Trustee Emeritus of Bates College. Mr. Callahan is a graduate of Bates College and holds a Masters of Business Administration from the Graduate School of Management of Rutgers University. †

Douglas R. Casella	51	1993

Mr. Casella has served as vice chairman of the Board of Directors of the Company since 1993. Mr. Casella founded Casella Waste Management, Inc. in 1975 and has served as its president since that date. Casella Waste Management, Inc. is a wholly owned subsidiary of the Company. Since 1989, Mr. Casella has served as president of Casella Construction, Inc., a company owned by Mr. Casella and John W. Casella, which specializes in general contracting, soil excavation and related heavy equipment work. Mr. Casella is the brother of John W. Casella.

D. Randolph Peeler	42	2000

Mr. Peeler has been a managing director of Berkshire Partners LLC, a private equity firm, since January 2000. From May 1997 to December 1999, Mr. Peeler served as a vice president of Berkshire Partners and from June 1996 to April 1997 as a senior associate. From 1994 to June 1996, Mr. Peeler was president of Professional Dental Associates, a private healthcare services company which he co-founded. Prior to 1994, Mr. Peeler served as chief of staff for the Assistant Secretary for Economic Policy in the United States Department of the Treasury. Mr. Peeler was also a consultant with Cannon Associates and Bain & Co., where he worked with clients in the healthcare, heavy manufacturing, distribution, information technology and professional services industries. Mr. Peeler is a director of American Tire Distributors, a publicly traded company. * † # +

Class II Directors (terms expiring in 2008)
James W. Bohlig	61	1993

Mr. Bohlig has served as president of the Company since July 2001 and as chief operating officer of the Company since 1993. From 1993 to July 2001, Mr. Bohlig also served as senior vice president of the Company. Mr. Bohlig is a licensed professional engineer. Mr. Bohlig holds a Bachelor of Science in Engineering and Chemistry from the U.S. Naval Academy, and is a graduate of the Columbia University Management Program in Business Administration.

Gregory B. Peters	61	1993

Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, since April 2001. From April 1988 until March 2001, Mr. Peters served as managing general partner of Vermont Venture Capital Partners, L.P., which is the general partner of The Vermont Venture Capital Fund, L.P., a venture capital management Company. From July 1986 until March 2001, Mr. Peters also served as general partner of North Atlantic Capital Partners, L.P., which is the general partner of North Atlantic Venture Fund, L.P. From July 1986 to March 2001, Mr. Peters also served as vice president of North Atlantic Capital Corporation, a venture capital management Company. Mr. Peters holds a Bachelor of Arts from Harvard College and a Master of Business Administration from the Harvard Graduate School of Business Administration. Mr. Peters has been designated as the lead outside director of the board. * † # +

Joseph G. Doody	54	2004

Mr. Doody has served as President, North American Delivery, Staples, Inc. since 1998. From 1974 to 1998, Mr. Doody held several managerial positions with the Eastman Kodak Company, serving in his last role as General Manager and Vice President, North America, Office Imaging. Mr. Doody earned his MBA at Simon School of Business, University of Rochester, and his BS in Economics from State University of New York at Brockport. *

Class III Directors (terms expiring in 2009)
John W. Casella	56	1993

Mr. Casella has served as chief executive officer of the Company since 1993. Mr. Casella also served as president of the Company from 1993 to July 2001. In July 2001, Mr. Casella was reelected chairman of the Board of Directors of the Company, a position he also held from 1993 to December 1999. In addition, Mr. Casella has been chairman of the Board of Directors of Casella Waste Management, Inc. since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a Company owned by Mr. Casella and Douglas R. Casella, which specializes in general contracting, soil excavation and related heavy equipment work. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions, including the Board of Directors of the Associated Industries of Vermont, The Association of Vermont Recyclers, Vermont State Chamber of Commerce and the Rutland Industrial Development Corporation. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an Associate of Science in Business Management from Bryant & Stratton University and a Bachelor of Science in Business Education from Castleton State College. Mr. Casella is the brother of Douglas R. Casella.

John F. Chapple III	66	1994

Mr. Chapple was president and owner of Catamount Waste Services, Inc., a central Vermont hauling and landfill operation, which the Company purchased in May 1994, from August 1989 to July 1994. Mr. Chapple has been retired since 1995.

James P. McManus	44	2005

Mr. McManus has served as a member of our Board of Directors since August 2005. In July 2007, Mr. McManus became President and Chief Executive Officer of The Hinckley Company, a yacht manufacturer. From 2003 through June 2007, Mr. McManus was the chairman and chief executive officer of Zoots Corporation, a privately held operator of dry cleaning stores. From 1994 until 2003 Mr. McManus held several management positions with Aramark Corporation, most recently serving as President of its Business Services Group. Mr. McManus is a graduate of Yale University and holds a Masters of Business Administration from Harvard University. *

*                    Member of the Compensation Committee

†                    Member of the Audit Committee

#                 Member of the Stock Plan Subcommittee

+                Member of the Nominations and Governance Committee

See “Certain Relationships and Related Transactions” and “Security Ownership of Certain Beneficial Owners and Management” for additional information concerning members of the Board of Directors, including those who are nominees for election as Class I directors.

The holders of Class A common stock, voting separately as a class, are entitled to elect one director. Mr. Peters, a Class II director, the lead outside director and a member of the Compensation Committee, Audit Committee, Nominations and Governance Committee and Stock Plan Subcommittee of the Board of Directors, was elected as the designee of the holders of Class A common stock at the 2005 Annual Meeting of stockholders to serve as a member of the Board of Directors until the 2008 Annual Meeting of stockholders.

The employment agreements by and between the Company and each of Messrs. John W. Casella and James W. Bohlig provide that each such person shall be elected as a director of the Company. The Company has agreed to use its best efforts to assure each such person is elected as a director of the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance policies and practices that the Company has adopted. Complete copies of the Nominations and Governance Committee Charter, Audit Committee Charter, Corporate Governance Guidelines and Code of Business Conduct and Ethics described below are available on the Company’s website at www.casella.com. Alternatively, you can request a copy of any of these documents by writing to the Company’s secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attn: Corporate Secretary.

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide, among other matters, that:

•       the Board’s principal responsibility is to oversee the management of our Company;

•       a majority of the members of the Board shall be independent directors;

•       the independent directors shall meet regularly in executive session;

•       directors have full and free access to management and, as necessary and appropriate, independent advisors;

•       new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•       at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board of Directors Meetings and Attendance

The Board of Directors met six times during the fiscal year ended April 30, 2007 (“fiscal 2007”), either in person or by teleconference. During fiscal 2007, each director attended at least 75% of the aggregate of the number of meetings of the board and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Messrs. John Casella, Bohlig, Douglas Casella and Callahan attended the 2006 Annual Meeting of stockholders. The Company encourages, but has no policy with respect to, attendance of directors at the Annual Meeting.

Board Committees

The Board of Directors has established three standing committees—Audit, Compensation, and Nominations and Governance—each of which operates under a charter that has been approved by the board. In addition, the Compensation Committee has designated two of its members to serve on the Stock Plan Subcommittee.

The Board of Directors has determined that all of the members of each of the board’s standing committees and subcommittee are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee otherwise satisfy NASDAQ’s eligibility requirements for Audit Committee membership.

Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•       the integrity of the Company’s financial statements;

•       the Company’s compliance with legal and regulatory requirements;

•       the independent auditor’s qualifications and independence;

•       the performance of the Company’s internal audit function and registered public accounting firm; and

•       the risk management policies of the Company.

The Audit Committee currently consists of Messrs. Callahan, Peeler and Peters. The Board of Directors has determined that Mr. Callahan is an “Audit Committee financial expert” as defined in Item 407(d) of Regulation S-K. The Audit Committee held five meetings during fiscal 2007. See “Report of the Audit Committee of the Board of Directors.”

Compensation Committee and Stock Plan Subcommittee

The Compensation Committee’s responsibilities include:

•       reviewing executive salaries;

•       administering any bonus, incentive compensation and stock option plans of the Company; and

•       approving the salaries and certain other benefits of the executive officers of the Company.

The Stock Plan Subcommittee of the Compensation Committee grants stock options and other awards under the Company’s stock option plans to executive officers.

The members of the Compensation Committee during fiscal 2007 were Messrs. Doody, Peeler, Peters and McManus. The members of the Stock Plan Subcommittee are Messrs. Peeler and Peters. The Compensation Committee held six meetings during fiscal 2007.

Nominations and Governance Committee

The Nominations and Governance Committee’s responsibilities include:

•       identifying individuals qualified to become members of the Board of Directors;

•       recommending to the Board of Directors persons to be nominated for election as directors;

•       developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and

•       evaluating the Board of Directors.

The members of the Nominations and Governance Committee are Messrs. Peeler and Peters. The Nominations and Governance Committee held four meetings during fiscal 2007.

Board of Directors Determination of Independence

Under NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Messrs. Callahan, Chapple, Doody, Peeler, Peters or McManus has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The independent members of the Board of Directors have designated Mr. Peters as the “lead outside director” of the Board of Directors. The lead outside director chairs meetings of the Company’s independent directors, meets with any directors who are not adequately performing his or her duties as a member of the Board of Directors or any committee and facilitates communications between the chairman of the Board of Directors and other directors. The lead outside director also works with the chairman of the Board of Directors in preparing agendas for each meeting of the Board of Directors and consults with the chairman of the Board of Directors on matters relating to corporate governance and board performance.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead outside director, with the assistance of the Company’s general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead outside director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to: Board of Directors, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or a compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Director Nominations Process

The Nominations and Governance Committee acts under a written charter. The Company has posted a current copy of the charter on its website, which is located at www.casella.com. The process followed by the Nominations and Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominations and Governance Committee applies the criteria set forth in the Company’s corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominations and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to: Nominations and Governance Committee, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next Annual Meeting.

Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominations and Governance Committee or the Board of Directors, by following the procedures set forth under “Stockholder Proposals for the 2008 Annual Meeting.” Candidates nominated by stockholders in accordance with these procedures will not be included in the Company’s proxy card for the next Annual Meeting.

Compensation of Directors

Role of Board and Compensation Committee

The form and amount of director compensation is determined by the Board in accordance with the policies and principles set forth below. The Compensation Committee conducts an annual review of the compensation of the Company’s directors. The Compensation Committee shall consider that questions as to directors’ independence may be raised if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated or if the Company enters into consulting contracts or business arrangements with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

Forms of Compensation

The Board believes that directors should be incentivized to focus on long-term stockholder value. Including equity as part of director compensation helps align the interest of directors with those of the Company’s stockholders.

The Company seeks to attract exceptional talent to its Board. Therefore, the Company’s policy is to compensate directors at least competitively relative to comparable companies. The Company’s management shall, from time to time, present a comparison report to the Board, comparing the Company’s director compensation with that of comparable companies. The Board believes that it is appropriate for the Chairman of the Board and the chairmen and members of the committees to receive additional compensation for their services in those positions.

Cash Compensation—The Company reimburses non-employee directors for expenses incurred in attending Board of Directors and committee meetings. In addition, non-employee directors of the Company currently receive $6,250 for each fiscal quarter that the non-employee director continues to serve on the Board of Directors, $1,500 for each meeting of the Board of Directors that the non-employee director attends in person, $1,000 for each meeting of the Board of Directors that the non-employee director attends by telephone, $1,000 for each meeting of a committee of the Board of Directors that the non-employee director attends in person and $500 for each meeting of a committee of the Board of

Directors that the non-employee director attends by telephone. The non-employee director serving as chairman of the Audit Committee receives $5,000 for each fiscal year and each non-employee director serving as a chairman of other committees of the Board of Directors receives $3,000 for each fiscal year.

In addition to the compensation described above, Mr. Peters receives $18,750 for each fiscal quarter that he serves as the lead outside director of the Company.

Equity-Based Compensation—The Board believes that each director should acquire and hold shares of Company stock in an amount that is meaningful and appropriate to such director. Therefore, the Board shall establish a target for stock ownership by each director and a time period during which this target is to be met. Each non-employee director receives an option to purchase 7,500 shares of Class A common stock upon the non-employee director’s initial election to the Board of Directors. In addition, each incumbent non-employee director receives an additional option to purchase 7,500 shares of Class A common stock at the time of each Annual Meeting of stockholders of the Company, other than directors who were initially elected to the Board of Directors at the Annual Meeting or, if previously, at any time after the prior year’s Annual Meeting of stockholders. Each such option is exercisable at a price per share equal to the fair market value of the Company’s Class A common stock on the date of grant and vests in three equal annual installments, commencing on the first anniversary of the date of grant, provided that the non-employee director continues to serve as a member of the Board of Directors at the respective vesting date.

Employee Director Compensation—Directors who are also employees of the Company receive no additional compensation for Board or committee service.

The Company has also entered into or engaged in certain transactions with directors of the Company or affiliates of directors of the Company. See “Certain Relationships and Related Transactions.”

The following table provides compensation information for the fiscal year ended April 30, 2007, for each member of our Board of Directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (2)	Total
John W. Casella (1)	$—	$—	$—
James W. Bohlig (1)	$—	$—	$—
Douglas R. Casella (1)	$—	$—	$—
Gregory B. Peters	$128,000	$5,289	$133,289
John F. Chapple III	$35,500	$5,289	$40,789
James F. Callahan, Jr.	$48,500	$5,289	$53,789
Joseph G. Doody	$40,000	$5,289	$45,289
James P. McManus	$41,000	$5,289	$46,289
D. Randolph Peeler	$50,500	$5,289	$55,789

(1)          Directors who are officers or employees of Casella Waste Systems, Inc. do not currently receive any compensation as directors or for attending meetings of the Board of Directors or its committees.

(2)          Amounts shown do not reflect compensation actually received by the named director. Instead, the amounts shown are the dollar amounts recognized by us as compensation expense for financial reporting purposes in 2007 for option awards pursuant to SFAS 123(R), excluding estimates of forfeitures related to service-based vesting conditions. These compensation expense amounts reflect option awards granted in fiscal year 2007. The assumptions used to calculate the value of option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2007. Options were granted at the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on the NASDAQ Stock Market. Option awards consist of nonqualified incentive stock options granted under our 2006 Stock Incentive Plan. The options vest in equal, annual installments over the three year period following the date of grant, beginning on the first anniversary of the date of grant. The individual awards reflected in the compensation table above are summarized below.

Name	Grant Date	Number of Shares (#)	Grant Date Fair Value of Option Awards
Gregory B. Peters	10/01/06	7,500	$28,672
John F. Chapple III	10/01/06	7,500	$28,672
James F. Callahan, Jr.	10/01/06	7,500	$28,672
Joseph G. Doody	10/01/06	7,500	$28,672
James P. McManus	10/01/06	7,500	$28,672
D. Randolph Peeler	10/01/06	7,500	$28,672

(3)          The following table sets forth information regarding outstanding option awards held by each member of our Board of Directors at April 30, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date
Gregory B. Peters	2,000		31.25	10/14/2008
	7,500		18.88	12/08/2009
	7,500		8.34	10/17/2010
	7,500		11.29	10/11/2011
	7,500		5.29	10/15/2012
	7,500		12.68	10/14/2013
	7,500		12.22	10/05/2014
	7,500		12.47	10/06/2015
		7,500	10.22	10/10/2016
John F. Chapple III	2,000		31.25	10/14/2008
	7,500		18.88	12/08/2009
	7,500		8.34	10/17/2010
	7,500		11.29	10/11/2011
	7,500		5.29	10/15/2012
	7,500		12.68	10/14/2013
	7,500		12.22	10/05/2014
	7,500		12.47	10/06/2015
		7,500	10.22	10/10/2016
James F. Callahan, Jr.	7,500		7.15	03/12/2013
	7,500		12.22	10/05/2014
	7,500		12.47	10/06/2015
		7,500	10.22	10/10/2016
Joseph G. Doody	7,500		12.12	08/10/2014
	7,500		12.47	10/06/2015
		7,500	10.22	10/10/2016
James P. McManus	7,500		12.95	08/30/2015
		7,500	10.22	10/10/2016
D. Randolph Peeler	7,500		11.68	08/30/2010
	7,500		11.29	10/11/2011
	7,500		5.29	10/15/2012
	7,500		12.68	10/14/2013
	7,500		12.22	10/05/2014
	7,500		12.47	10/06/2015
		7,500	10.22	10/10/2016

(a)          The options vest in equal, annual installments over a three year period, beginning on October 10, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executives and is intended to place in perspective the data presented in the tables and narrative that follow.

The Role of Our Compensation Committee

The Compensation Committee of the Board of Directors, including its Stock Plan Subcommittee, administers bonus, incentive compensation and stock option plans of the Company, and approves the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company’s management regarding benefit plans and compensation policies and practices of the Company.

Objectives and Philosophy of Our Executive Compensation Program

The Compensation Committee, including its Stock Plan Subcommittee, seeks to achieve three broad objectives in connection with the Company’s executive compensation program. First, the Compensation Committee seeks to reward executives for the achievement of business objectives of the Company. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive’s compensation with the future performance of Class A common stock of the Company. Finally, the Compensation Committee structures its executive compensation program so as to enable it to attract and retain key executives.

To ensure retention of qualified management, the Company has entered into employment agreements with each of its executive officers. The employment agreements establish annual base salary amounts that the Compensation Committee may increase. In determining base salaries for the executive officers, the Compensation Committee evaluates the executive’s experience, length of service, historical salary level, responsibilities of the specific executive position and performance of the executive. In addition, the Compensation Committee assesses the Company’s financial and operational performance for the prior fiscal year and the competitiveness of the Company’s executive compensation program and executive compensation packages of comparable companies.

The Compensation Committee also considers general economic conditions and forecasts in evaluating the executive’s performance. The Compensation Committee also considers the payment of bonuses as part of its compensation program. In general, the Compensation Committee has tied potential bonus compensation to performance factors, including the executive officer’s efforts and contributions towards obtaining Company objectives and the Company’s overall growth.

In making compensation decisions, the compensation committee compares our executive compensation against that paid by a peer group of publicly traded companies in the waste management industry developed by the committee. This peer group, which is periodically reviewed and updated by the committee, consists of companies the committee believes are generally comparable to our company and against which the committee believes we compete for executive talent. The companies included in this peer group are Waste Industries USA, Inc. and Waste Connections, Inc.

We compete with many other companies for executive personnel. Accordingly, the compensation committee generally targets overall compensation for executives near the median of compensation paid to similarly situated executives of the companies in the peer group. Variations to this general target may occur as dictated by the experience level of the individual and market factors.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•       base salary;

•       annual cash incentive bonuses;

•       stock option awards; and

•       severance and change-of-control benefits.

We do not have any policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries for fiscal 2007, the compensation committee considered the survey data of compensation in the peer group, as well as a variety of other factors, including the executive’s experience, length of service, historical salary level and the responsibilities of the specific executive position and performance of the executive. In addition, the Compensation Committee assesses the Company’s financial and operational performance for the prior fiscal year and the competitiveness of the Company’s executive compensation program and executive compensation packages of comparable companies. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. The minimum base salary is mandated by our employment agreements with our executive officers.

Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Cash Incentive Bonus

The employment agreements of each of the executive officers provides that each of these employees will be eligible to receive a bonus consisting of cash, stock options or a combination thereof in an amount, if any, to be determined by the Compensation Committee after the conclusion of each fiscal year.

The annual cash incentive bonuses are intended to compensate for the achievement of both company strategic, operational and financial goals and individual performance objectives. Amounts payable under the annual cash incentive bonus plan are calculated as a percentage of the applicable executive’s base salary. The corporate targets are given ninety percent weighting and the individual objectives are given a ten percent weighting in the bonus analysis. The corporate targets generally conform to the financial metrics contained in the internal business plan adopted by the board of directors relating to EBITDA, EPS and RONA. Individual objectives are necessarily tied to the particular area of expertise of the employee and their performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. The compensation committee approves the company and individual performance goals for each executive, the weighting of various goals for each executive and the formula for determining potential bonus amounts based on achievement of those goals.

The compensation committee works with the chief executive officer to develop corporate and individual goals that they believe can be reasonably achieved with hard work over the next year.

For fiscal 2007, the compensation committee determined that the corporate strategic, operational and financial targets had not been met, and that accordingly the portion of the bonuses attributable to such targets would not be payable. The compensation committee also determined that the executive officers had met their individual performance goals and as a result that a portion of the bonus attributable to such individual goals should be paid in full.

Stock Options

The executive officers are also eligible to receive stock options under the Company’s stock incentive plans. The Stock Plan Subcommittee grants stock options and other awards under the Company’s stock incentive plans to the executive officers. The use of stock options is a significant element of the compensation packages of the Company’s executive officers. The grant of new stock options depends upon a number of factors, including the executives’ current stock and stock option holdings and such other factors as the Stock Plan Subcommittee deems relevant.

Our equity awards have typically taken the form of stock options. The compensation committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. We intend that the annual aggregate value of these awards will be set near median levels for companies in our compensation peer group.

Typically, the stock options we grant to our executives vest at a rate of 25% per year over the first four years of the ten-year option term. Exercise rights cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

In fiscal 2007, Mr. Casella, Mr. Bohlig, Mr. Leonard and Mr. Norris were each granted 30,000 stock options. In granting these stock options, the Stock Plan Subcommittee considered the Company’s achievement of financial and operational performance goals. It has been the policy of the Stock Plan Subcommittee to set the exercise price of the stock options at a price that is at least equal to the fair market value of a share of Class A common stock of the Company as of the date of grant.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. The Company contributes fifty cents for every dollar an employee invests in the 401(k) plan up to a maximum Company match of seven-hundred fifty dollars per calendar year. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with our executives and our 2006 Stock Incentive Plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Potential Payments Upon Termination or Change of Control” below.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, may be deducted if certain requirements are met. The Compensation Committee, including its Stock Plan Subcommittee, reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of the Company’s stockholders, after taking into consideration changing business conditions and the performance of the Company’s employees.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Casella Waste Systems, Inc.
Joseph G. Doody
D. Randolph Peeler, Chair
Gregory B. Peters
James P. McManus

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned by our chief executive officer, our chief financial officer and all other executive officers during our fiscal year ended April 30, 2007. We refer to these executive officers as our “named executive officers” elsewhere in this prospectus.

Name and Principal Position	Salary	Bonus	Option Awards (1)	All Other Compensation (2)	Total
John W. Casella	$340,591	$23,841	$33,737	$7,785	$405,954
Chief Executive Officer
James W. Bohlig	$324,991	$22,749	$33,737	$—	$381,477
President and Chief
Operating Officer
Charles E. Leonard	$283,629	$19,854	$33,737	$—	$337,220
Senior Vice President,
Solid Waste Operations
Richard A. Norris	$271,811	$19,027	$33,737	$750	$325,325
Senior Vice President and
Chief Financial Officer

(1)          Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the dollar amounts recognized by us as compensation expense for financial reporting purposes in 2007 for option awards pursuant to SFAS 123(R), excluding estimates of forfeitures related to service-based vesting conditions. Although the amounts shown do not reflect estimated forfeitures, the amounts actually recognized in our financial statements are reduced for estimated forfeitures pursuant to SFAS 123(R). These compensation expense amounts reflect option awards granted in fiscal year 2007. The assumptions used to calculate the value of option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2007. The individual awards reflected in the summary compensation table are summarized below:

Name	Grant Date	Number of Shares (#)	Value of Awards Under Modified Prospective Transition Method Pursuant to SFAS No. 123(R)
John W. Casella	07/06/06	30,000	$33,737
James W. Bohlig	07/06/06	30,000	$33,737
Charles E. Leonard	07/06/06	30,000	$33,737
Richard A. Norris	07/06/06	30,000	$33,737

(2)          Includes (a) $750 in matching contributions paid by the Company to our 401(k) Plan on behalf of Mr. Casella and Mr. Norris and (b) in the case of Mr. Casella, an additional amount constituting life insurance premiums paid by the Company.

GRANTS OF PLAN BASED AWARDS

The following table sets forth information regarding grants of awards made to our named executive officers during the fiscal year ended April 30, 2007.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Option Awards (2)
John W. Casella	07/06/06	30,000	13.00	$165,300
James W. Bohlig	07/06/06	30,000	13.00	$165,300
Charles E. Leonard	07/06/06	30,000	13.00	$165,300
Richard A. Norris	07/06/06	30,000	13.00	$165,300

(1)          Options were granted at the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on the NASDAQ Stock Market. Option awards consist of nonqualified incentive stock options granted under our 1997 Stock Incentive Plan. The options vest in equal, annual installments over the four year period following the date of grant, beginning on the first anniversary of the date of grant.

(2)          The value of an option award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123(R), and disregards estimates of forfeitures related to service-based vesting conditions.

OUTSTANDING OPTION AWARDS AT FISCAL YEAR-END

The following table summarizes outstanding unexercised options and related information for each of our named executive officers as of April 30, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
John W. Casella	30,000		8.65	07/31/2012
	30,000		9.12	06/18/2013
	30,000		13.28	06/28/2014
	30,000		12.00	06/30/2015
		30,000	13.00	07/06/2016
James W. Bohlig	150,000		27.00	05/27/2008
	150,000		15.56	09/15/2009
	150,000		8.69	05/10/2010
	30,000		8.65	07/31/2012
	30,000		9.12	06/18/2013
	30,000		13.28	06/28/2014
	30,000		12.00	06/30/2015
		30,000	13.00	07/06/2016
Charles E. Leonard	150,000		10.6	06/18/2011
	30,000		8.65	07/31/2012
	30,000		9.12	06/18/2013
	30,000		13.28	06/28/2014
	30,000		12.00	06/30/2015
		30,000	13.00	07/06/2016
Richard A. Norris	120,000		11.00	07/17/2010
	30,000		8.65	07/31/2012
	30,000		9.12	06/18/2013
	30,000		13.28	06/28/2014
	30,000		12.00	06/30/2015
		30,000	13.00	07/06/2016

(1)          The options vest in equal, annual installments over a four year period, beginning on July 6, 2007.

OPTION EXERCISES

The following table summarizes each exercise of stock options for each of our named executive officers on an aggregated basis during fiscal year 2007.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise
John W. Casella	—	$—
James W. Bohlig	15,000	$1,650
Charles E. Leonard	—	$—
Richard A. Norris	—	$—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

Each of John W. Casella, James W. Bohlig, Charles E. Leonard and Richard A. Norris has an employment agreement with the Company. The employment agreements of each of Mr. Casella and Mr. Bohlig commenced as of December 14, 1999. Mr. Leonard’s employment agreement commenced as of June 18, 2001 and Mr. Norris’ employment agreement commenced as of July 20, 2001. Each agreement had an initial term of three years from the respective commencement date and is automatically renewable for additional terms of one year unless terminated by either party pursuant to the terms of the agreement. Messrs. Casella, Bohlig, Leonard and Norris are each entitled to a specified annual base salary and a cash bonus in an amount, if any, determined by the Compensation Committee of the Company’s Board of Directors prior to the conclusion of each fiscal year, and to a severance package upon the termination of their respective employment. Each of Messrs. Casella, Bohlig, Leonard and Norris is also entitled to a bonus consisting of stock options, in an amount, if any, determined by the Stock Plan Subcommittee of the Board of Directors, prior to the conclusion of each fiscal year during the term of their respective agreements. In addition, the Company has agreed to use its best efforts to assure that Mr. Casella and Mr. Bohlig are each elected as a director of the Company. Pursuant to their agreements, in fiscal 2007, the annual base salary of Mr. Casella was $340,591, the annual base salary of Mr. Bohlig was $324,991, the annual base salary of Mr. Leonard was $283,629 and the annual base salary of Mr. Norris was $271,811.

Messrs. Casella, Bohlig, Leonard and Norris each also agreed not to compete with the Company for a period of two years after the termination of their respective employment terms within 300 miles of any facility operated by the Company during such term of employment. In addition, Messrs. Casella, Bohlig, Leonard and Norris each also agreed that during this two-year period, they will not solicit the Company’s customers or accounts or other employees. In the event that Mr. Casella or Mr. Bohlig were to terminate their employment voluntarily and as a result are not entitled to severance, the non-compete would not apply unless the Company continues to pay their base salary.

In the event of a termination of either of Mr. Casella’s or Mr. Bohlig’s employment without cause, the Company will be required to pay the respective officer an amount equal to (a) three times the sum of (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to such officer under his agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, the officer will continue to receive healthcare and other benefits for a period of three years from the date of termination. In the event that Mr. Casella or Mr. Bohlig terminates his employment with the Company following a change of control of the Company in which specified events occur which affect the terms of the respective officer’s employment, he will receive the payments described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes payable in connection with the severance payments.

In the event of a termination of Mr. Leonard’s employment without cause, the Company will be required to pay him an amount equal to (a) the sum of his highest base salary under the agreement; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay.

In the event of a termination of Mr. Norris’ employment without cause, the Company will be required to pay him an amount equal to (a) (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to him under his agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay.

Any stock options issued by the Company to Mr. Norris would become exercisable in full upon termination without cause. In addition, Mr. Leonard or Mr. Norris will continue to receive benefits for a period of one year from the date of termination without cause. In the event that Mr. Leonard or Mr. Norris terminates his employment with the Company following a change of control of the Company in which specified events occur which affect the terms of the respective officer’s employment, he will receive his respective severance and payments described above, other than acceleration of vesting of stock options by Mr. Norris, plus an additional payment intended to compensate him for excise taxes payable in connection with the severance payments.

For purposes of each agreement discussed above, “cause” means the discharge of the employee resulting from (a) a conviction of a crime involving the Company; (b) an act or omission which has a material adverse effect on the Company; (c) fraud, misappropriation or embezzlement; or (d) the breach of confidentiality, non-competition or other material obligations by the employee.

For purposes of each agreement discussed above, “good reason” means the occurrence of (a) a change in control, accompanied by, or followed within the twelve-month period after a change in control by (b) (i) the assignment to the employee of any duties inconsistent with his status prior to the change in control or which require travel significantly more time-consuming than that required at commencement of the agreement, or (ii) a material adverse alteration in the nature or status of the employee’s responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or (iii) a material diminution in the employee’s compensation.

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

	Termination without Cause				Voluntary Resignation
			Value of Options	Value of Stock
	Cash	Value of	with Accelerated	with Accelerated	Cash
Name	Payments (1)	Benefits (3)	Vesting (2)	Vesting	Payments
John W. Casella	$1,192,069	$61,262	$—	$—	$—
James W. Bohlig	$1,137,469	$48,383	$—	$—	$—
Charles E. Leonard	$283,629	$10,498	$—	$—	$—
Richard A. Norris	$407,717	$14,319	$—	$—	$—

	Immediately upon a Change of Control		Termination for Good Reason
Name	Value of Options with Accelerated Vesting (2)	Value of Stock with Accelerated Vesting	Cash Payments (1)	Value of Benefits (3)	Value of Options with Accelerated Vesting	Value of Stock with Accelerated Vesting
John W. Casella	$—	$—	$1,192,069	$61,262	$—	$—
James W. Bohlig	$—	$—	$1,137,469	$48,383	$—	$—
Charles E. Leonard	$—	$—	$283,629	$10,498	$—	$—
Richard A. Norris	$—	$—	$407,717	$14,319	$—	$—

(1)          The amounts in this column reflect a lump sum payment, as described above, equal to a multiple of annual base salary in effect on April 30, 2007 and, except for Mr. Leonard, a bonus amount equal to 50% of the base salary for the named executive officer.

(2)          The amounts in this column for Mr. Norris are calculated based on the difference between $9.90, the closing market price per share of our common stock on April 30, 2007, and the exercise price per share of $13.30 for the options subject to accelerated vesting. As the exercise price per share exceeds the closing market price per share the value associated with accelerated vesting is $0.00.

(3)          The amounts in this column reflect payments for monthly COBRA premiums for continued health and dental coverage as well as payments for life insurance and disability insurance premiums as of April 30, 2007. For Mr. Casella and Mr. Bohlig payment of these benefits will continue for a period of three years and for Mr. Leonard and Mr. Norris, a period of one year from the date of termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted written policies and other established procedures regarding approval of transactions between the Company and any employee, officer, director and other related persons, including those required to be reported under Item 404 of Regulation S-K. The policy calls for related party transactions to be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee.

The Company has from time to time engaged Casella Construction, Inc., a company owned by John W. Casella, the Company’s chief executive officer and chairman of the Board of Directors, and Douglas R. Casella, vice chairman of the Board of Directors of the Company, to provide construction services for the Company, including construction, closure and capping activities at the Company’s landfills. In fiscal 2007, the Company paid Casella Construction, Inc. an aggregate of $12,452,223. From May 1, 2007 (the beginning of fiscal 2007) to August 15, 2007, the Company paid Casella Construction, Inc. an aggregate of $2,733,791.

The Company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by the Company. The leases, relating to the Company’s corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, were renewed in May 2003 and provide for aggregate monthly payments of $24,010 and expire in April 2008. These leases have been classified by the Company as capital leases for financial reporting purposes.

From 1977 to 1992, the Company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella which operated as a single-purpose real estate holding company. The Company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 2007, the Company paid an aggregate of $15,290 pursuant to this arrangement. As of April 30, 2007, the Company had accrued $120,251 for costs related to those post-closure obligations.

On March 2, 2000, the Company made a loan to Mr. Bohlig, the Company’s president and chief operating officer and a director of the Company. The terms of the loan provide for the payment of interest upon demand. The loan has no fixed repayment terms. Interest on the loan accrues monthly at the prime rate (8.25% at April 30, 2007) and is adjusted on a monthly basis. The Company’s loan to Mr. Bohlig was in the aggregate principal amount of $400,000. As of August 15, 2007, $300,000 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding under this loan since the beginning of fiscal 2007. On November 28, 2000, the Company made an additional loan to Mr. Bohlig. The terms of this loan are identical to the terms of the earlier loan. This loan to Mr. Bohlig was in the aggregate principal amount of $616,000. As of August 15, 2007, $616,000 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding under this loan since the beginning of fiscal 2007. No principal or interest was paid in fiscal 2007 on these loans.

The Company has also entered into employment agreements with each of the executive officers of the Company. See “Employment Agreements.”

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter approved on September 24, 2003. All of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market that apply to the Company and otherwise satisfy NASDAQ’s eligibility requirements for Audit Committee membership. The Audit Committee held five meetings during fiscal 2007.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended April 30, 2007 and has discussed these financial statements with the Company’s management and the Company’s independent auditors.

The Audit Committee has also received from and discussed with the Company’s independent auditors various communications that the Company’s independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Statement on Auditing Standards No. 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•       Methods to account for significant unusual transactions;

•       The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•       The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•       Disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee has discussed with the independent auditors their independence from the Company.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2007.

By the Audit Committee of the Board of Directors of Casella Waste Systems, Inc.
James F. Callahan, Jr., Chair
D. Randolph Peeler
Gregory B. Peters

Auditors Fees and Other Matters

The following table summarizes the fees of Vitale, Caturano & Company, Ltd., our registered public accounting firm for the fiscal year ended April 30, 2007, and the fees of PricewaterhouseCoopers LLP, our registered public accounting firm for the fiscal year ended April 30, 2006, billed to us, respectively, for each of the last two fiscal years for audit services and other services:

Fee Category	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$875,237	$1,525,432
Tax Fees (2)	20,000	101,081
All Other Fees (3)	—	29,260
Total Fees	$895,237	$1,655,773

(1)          Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)          Tax fees consist of fees for tax return preparation and consulting.

(3)          All other fees for fiscal 2006 consist of services related to the Company’s financing transaction with the Finance Authority of Maine, stock option accounting, and purchase accounting and valuation services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s registered public accounting firm. This policy generally provides that the Company will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

The Audit Committee pre-approved 100% of the audit and non-audit services performed by the Company’s registered public accounting firm in fiscal 2007. No services were approved pursuant to the de minimis exception to the Audit Committee pre-approval requirements.

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE CERTIFICATE
OF INCORPORATION AND BY-LAWS OF THE COMPANY

On July 31, 2007, our Board of Directors adopted, subject to shareholder approval, proposed amendments to both the Company’s Second Amended and Restated Certificate of Incorporation (our “Certificate”) and the Second Amended and Restated By-laws (our “By-laws”). The proposed amendments, copies of which are attached as Annexes A and B to this proxy statement, provide that the term of any director elected by the Board of Directors to fill a vacancy between annual meetings will last until the next annual meeting and until such director’s successor has been elected and qualified, or until his earlier death, resignation or removal.

Our Certificate and By-laws each currently provide that a director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen.

The purpose of the proposed amendments is to allow shareholders to vote on the re-election of directors who are appointed to fill vacancies at the next annual meeting following their initial appointment. The directors believe that the amendments reflects the board’s commitment to good corporate governance. The amendments are being submitted as a single vote because they are identical. The board believes that the amendments are in the best interests of shareholders and recommends a vote FOR this proposal.

PROPOSAL 3—RATIFICATION OF THE
SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

On September 11, 2006 the Audit Committee of the Board of Directors dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s registered public accounting firm. Also on September 11, 2006 the Audit Committee of the Board of Directors appointed Vitale, Caturano & Company, Ltd. (“Vitale, Caturano”) as the Company’s registered public accounting firm for the remainder of the 2007 fiscal year. At the 2006 Annual Meeting, that selection was ratified by the stockholders. The Company’s stockholders are being asked to ratify the appointment of Vitale, Caturano for the fiscal year ended April 30, 2008.

PwC served as the Company’s registered public accounting firm for the fiscal years ended April 30, 2005 and 2006 and the interim period ended July 31, 2006. PwC’s report on the Company’s financial statements for the fiscal years ended April 30, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended April 30, 2005 and 2006, and the subsequent interim period, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the fiscal years ended April 30, 2005 and 2006, and the subsequent interim period, there were no “reportable events” with respect to the Company as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended April 30, 2005 and 2006, and the subsequent interim period, the Company did not consult with Vitale, Caturano with respect to the Company regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. Vitale, Caturano audited the results of the Company’s subsidiary Maine Energy Recovery Company, Limited Partnership for the years ended December 31, 2005 and 2006 and the Company’s 401(k) plan for the years ended December 31, 2004 and 2005.

The Company provided PwC with a copy of the disclosures contained herein and PwC furnished the Company with a letter addressed to the SEC stating that it agreed with the preceding statements.

A representative of Vitale, Caturano is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires. No representatives of PwC are expected to be at the Annual Meeting.

The Board of Directors believes that the selection of Vitale, Caturano & Company, Ltd. as the Company’s registered public accounting firm is in the best interests of the Company and of its stockholders and therefore recommends that the Company’s stockholders vote “FOR” this proposal.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2008 Annual Meeting of stockholders must be submitted to the attention of the corporate secretary of the Company at its offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than April 30, 2008 in order to be considered for inclusion in the proxy statement relating to that Annual Meeting.

If a stockholder wishes to present a proposal before the Annual Meeting in 2008 but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must give notice of the proposal to our corporate secretary at our principal offices. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our corporate secretary at our principal offices, and received not later than July 27, 2008. If a stockholder who wished to present a proposal before the Annual Meeting fails to notify the Company by the required date, the proxies that the Board of Directors solicits for the Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number:  Ned Coletta, Director Investor Relations, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, (802) 775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact the Company at the above address and phone number.

The Company’s Annual Report on Form 10-K is available at www.casella.com under the section entitled “Investors-Financial Information.”  Stockholders may request a copy of our Annual Report free of charge by contacting:

Director Investor Relations
Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, VT 05701
Phone: 802-775-0325
E-mail: ned.coletta@casella.com

Copies of the exhibits listed on the exhibit index to the Annual Report may be obtained upon payment of the Company’s reasonable expense in furnishing a requested exhibit.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

The Company urges you to attend the Annual Meeting in person. However, in order to make sure that you are represented at the Annual Meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

August 28, 2007	John W. Casella
Rutland, Vermont	Chairman and Chief Executive Officer

ANNEX A

AMENDMENT #2 OF THE SECOND
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF CASELLA WASTE SYSTEMS, INC.

Section 11.7 of the Eleventh Article of the Corporation’s Second Amended and Restated Certificate of Incorporation be and hereby is deleted and the following article is inserted in lieu thereof:

“11.7 Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The term of any director elected to fill a vacancy between annual meetings will last until the next annual meeting and until such director’s successor has been elected and qualified, or until his earlier death, resignation or removal.”

ANNEX B

AMENDMENT #2 OF THE SECOND
AMENDED AND RESTATED BY-LAWS
OF CASELLA WASTE SYSTEMS, INC.

Section 2.8 of Article II of the Corporation’s Second Amended and Restated By-laws be and hereby is deleted and the following article is inserted in lieu thereof:

“2.8 Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The term of any director elected to fill a vacancy between annual meetings will last until the next annual meeting and until such director’s successor has been elected and qualified, or until his earlier death, resignation or removal.”

PROXY	CASELLA WASTE SYSTEMS, INC.	PROXY
ANNUAL MEETING OF
STOCKHOLDERS
TUESDAY, OCTOBER 9, 2007

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned, having received notice of the Annual Meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and James W. Bohlig (each with full power of substitution), as proxies of the undersigned, to attend the Annual Meeting of stockholders of Casella Waste Systems, Inc. to be held on Tuesday, October 9, 2007, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock and Class B common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the Annual Meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Has your address changed?	Do you have any comments?

☒ PLEASE MARK
VOTES AS IN
THIS EXAMPLE

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

1.                 To elect the following persons as Class I directors for the next three years:

(01)   James F. Callahan, Jr.

(02)   Douglas R. Casella

(03)   D. Randolph Peeler

For All Nominees	Withhold
☐	☐

For All Except ☐

For all nominees except as noted above.

2.	To approve the amendments to the Company’s certificate of	For	Against	Abstain
	incorporation and bylaws.	☐	☐	☐
3.	To ratify the selection of Vitale, Caturano & Company as the Company’s registered public accounting firm for the current fiscal year.	☐	☐	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.

Signature:	Date: